HANSEN, BARNETT & MAXWELL (801)532-2200

A Professional Corporation Fax (801) 532-7944

CERTIFIED PUBLIC ACCOUNTANTS 345 East Broadway, Suite 200

Salt Lake City, Utah 84111-2693

Member of AICPA Division of Firms

Member of SECPS

Member of Summit International Associates

December 7, 2000

Securities and Exchange Commission

Washington, DC 20549

Re: Synergy Technologies Corporation

We have read the statements Synergy Technologies Corporation made in its Form 8-K dated December 7, 2000 regarding changes in the registrant's certifying accounts. We agree with the statements made therein.

/s/ Hansen, Barnett & Maxwell

HANSEN, BARNETT & MAXWELL